Exhibit 5.1

FULBRIGHT & JAWORSKI L.L.P.

A REGISTERED LIMITED LIABILITY PARTNERSHIP

666 FIFTH AVENUE, 31ST FLOOR
NEW YORK, NEW YORK 10103-3198
WWW.FULBRIGHT.COM

TELEPHONE: (212) 318-3000	FACSIMILE: (212) 318-3400

February 21, 2007

G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, NY 10018

Dear Sirs:

We have examined the registration statement on Form S-3 (Registration No. 333-139795) filed by G-III Apparel Group, Ltd., a Delaware corporation (the ‘‘Company’’), with the Securities and Exchange Commission (the ‘‘Commission’’) on January 4, 2007, as amended by Amendment No. 1 thereto filed with the Commission on February 21, 2007 (as it may be further amended from time to time, the ‘‘Registration Statement’’), in connection with the registration under the Securities Act of 1933, as amended (the ‘‘Act’’), of an aggregate of 5,750,000 shares (the ‘‘Shares’’) of the Company’s common stock, $0.01 par value per share (‘‘Common Stock’’) to be sold in a public offering (the ‘‘Offering’’) by the Company and the selling stockholders identified in the Registration Statement (the ‘‘Selling Stockholders’’)(including up to 750,000 shares of Common Stock (the ‘‘Over-Allotment Option Shares’’) which may be purchased by the underwriters pursuant to their exercise of an option granted to them by the Company and specified Selling Stockholders to cover over-allotments, if any). Certain of the Shares being sold by the Selling Stockholders are currently outstanding (the ‘‘Selling Stockholder Shares’’), and certain of the Shares being sold by the Selling Stockholders will be issuable upon exercise of options held by certain of the Selling Stockholders (the ‘‘Selling Stockholder Option Shares’’). The Shares are to be purchased by the underwriters and offered for sale to the public pursuant to the terms of an underwriting agreement by and among the Company, the Selling Stockholders, and Thomas Weisel Partners LLC, on behalf of itself and as representative of the several underwriters named therein (the ‘‘Underwriting Agreement’’), the form of which is filed as Exhibit 1.1 to the Registration Statement.

We have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

a.	the Shares to be sold by the Company in the Offering have been duly and validly authorized for issuance and, when issued by the Company in accordance with the terms of the Underwriting Agreement, and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable;

b.	the Selling Stockholder Shares to be sold by the Selling Stockholders have been duly and validly authorized, and are legally issued, fully paid and non-assesssable; and

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G-III Apparel Group, Ltd.
February 21, 2007

c.	the Selling Stockholder Option Shares, when issued and paid for in accordance with the terms of the applicable stock option plan and stock option agreement, will be duly and validly authorized, legally issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to this firm under the caption ‘‘Legal Matters’’ in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.